EXHIBIT 2.1


                            SALE OF ASSETS AGREEMENT


This Sale of Assets Agreement is entered into as of the 1st day of April 2003 by and between G2 Companies, Inc., a Delaware corporation ("Seller") and G2 Ventures, Inc., a Texas Corporation ("Purchaser").

WHEREAS, the Seller was engaged in the business of managing and promoting recording musicians and is the owner of assets including, but not limited to, equipment, inventories, contract rights, and miscellaneous assets used in connection with the operation of its business;

WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, all the operating assets used or useful, or intended to be used, in the operation of the Seller's business.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Assets Purchased.
----------------------------

The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, on the terms and conditions set forth in this Agreement, the assets set forth on Schedule 1 hereto ("Assets").

Section 2. Excluded Assets.
---------------------------

Excluded from this sale and purchase are the Seller's accounts receivable, cash, notes receivable, prepaid accounts, the corporate seals, minute books, stock transfer books, general ledger and other accounting records (except as otherwise provided herein), other records related exclusively to the organization, existence or share capitalization of the Seller, its affiliates, subsidiaries, and any other assets of the business not specified in Schedule 1 hereto, together with the Seller's rights under any contract between the Seller and any third party and to which consent to assignment to the Purchaser is required, but has not been obtained on the Closing Date. The Seller shall make its general ledger and other accounting records available for inspection by the Purchaser from time to time upon reasonable request.

Section 3. Liabilities Assumed.



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     3.1 Except as otherwise provided below, at Closing, the Purchaser agrees to assume and pay, discharge or perform, as appropriate, only the liabilities and obligations of the Seller specifically itemized on Schedule 3 hereto ("Assumed Liabilities").

     3.2 Notwithstanding Section 3.1, the Purchaser shall not assume, agree to pay, discharge or perform, or incur, as the case may be, any of the following liabilities:

     32.1 liabilities (including principal and interest) arising out of loans and other indebtedness owing to any person or entity, excluding only the Assumed Liabilities;

     3.22 liabilities of the Seller not arising in the ordinary course of its business incurred or accrued prior to the Closing, unless an Assumed Liability; and

        3 2.3 any liability or obligation owing to current or former employees of the Seller and/or arising out of or in connection with an employee benefit plan, unless an Assumed Liability;

     3.3 The obligations of the Purchaser under this Section are subject to whatever rights the Purchaser may have under this Agreement or otherwise for breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement, including but not limited to any right of indemnification provided by this Agreement.

Section 4. Purchase Price.
--------------------------

The purchase price for the Assets shall be the assumption of the liabilities set forth on Schedule 3 hereto.



Section 5. Closing.
-------------------

5.1  Time and Place.
--------------------

The closing ("Closing") of the sale and purchase of the Assets shall take place at the offices of Seller on April 1,2003 ("Closing Date").

5.2 Obligations of Seller at the Closing.
-----------------------------------------

At the Closing, the Seller shall deliver to the Purchaser the following:



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     5.2.1 one or more bills of sale from the Seller conveying all of the Assets to the Purchaser;

     5.2.2 a copy of the resolutions of the Seller's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and any other agreement to be entered into by the Seller in connection herewith, and the transactions contemplated hereby;



Section 6. Seller's Obligation Prior to Closing.
------------------------------------------------

6.1  Seller's Operation of Business Prior to Closing.
-----------------------------------------------------

The Seller agrees that between the date of this Agreement and the Closing Date, the Seller will:

     6.1.1 Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with the Seller.

     6.1.2 Not assign, sell, lease, or otherwise transfer or dispose of any of the assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

     6.1.3 Maintain all of its assets other than inventories in its present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.


6.2  Access to Premises and Information.
----------------------------------------

At reasonable times prior to the Closing Date, the Seller will provide the Purchaser and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of the Seller and furnish such additional information concerning the Seller's business as the Purchaser from time to time may reasonably request.



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6.3 Conditions and Best Efforts.
--------------------------------

The Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of the Seller under this Agreement, and will do all acts and things as may be required to carry out its respective obligations under this Agreement and to consummate and complete this Agreement.

Section 7. Covenants of Purchaser Prior to Closing.
---------------------------------------------------

7.1  Conditions and Best Efforts.
---------------------------------

The Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out the Purchaser's obligations and to consummate this Agreement.

7.2  Confidential Information.
------------------------------

If for any reason the sale of Assets is not closed, the Purchaser will not disclose to third parties any confidential information received from the Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

Section 8. Seller's Representations and Warranties.

The Seller represents and warrants to the Purchaser as follows:

8.1  Corporate Existence.
-------------------------

The Seller is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and assets and carry on its business and is good standing in each jurisdiction in which such qualification is required.

8.2  Corporation Power and Authorization.
-----------------------------------------

The Seller has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by the Seller will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of the Seller in accordance with its terms.



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8.3  Conflict with Other Agreements, Consents and Approvals.
------------------------------------------------------------

With respect to (i) the articles of incorporation or bylaws of the Seller, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which the Seller is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Seller is a party or subject, the execution and delivery by the Seller of this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith and the consummation of the transactions contemplated hereby will not
(a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

8.4  Compliance with Law.
-------------------------

The Seller's use and occupancy of the Assets, wherever located, has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Assets, the Assumed Liabilities or the financial condition, results of operations or anticipated business prospects of the Put chaser, and the Seller has received no claim or notice of violation with respect thereto. Without in any way limiting the generality of the foregoing, the Seller is in compliance with, and is subject to no liabilities under, any and all applicable laws, governmental rules, ordinances, regulations and orders pertaining to the presence, management, release, discharge, or disposal of toxic or hazardous waste material or substances, pollutants (including conventional pollutants) and contaminants The Seller has obtained all material permits, licenses, franchises and other authorizations necessary for the conduct of its business.

8.5  Financial Statements.
--------------------------

Attached hereto on Schedule 8.5 are the Seller's audited (reviewed) financial statements for the period ended December 31, 2002 ("Financial Statements"). The Financial Statements are in accordance with the books and records of the Seller and are true, correct, and complete; fairly present financial conditions of the Seller at the dates of such Financial Statements and the results of its operations for the periods then ended; and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.



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Except as described in this Agreement, since December 31, 2002 there has been no material adverse change in the financial condition of the Seller.

8.5  Tax and Other Returns and Reports.
---------------------------------------

(i) All federal, state, local and foreign tax returns and reports (including without limitation all income tax, social security, payroll, unemployment compensation, sales and use, excise, privilege, property, ad valorem, franchise, license, and school) required to be filed by the Seller by the Closing ("Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Seller for the periods covered thereby; (ii) all federal, state, and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above with respect to the Tax Returns, which are called for by the Tax Returns, or which are claimed to be due from the Seller by notice from any taxing authority, or upon or measured by its properties, assets or income ("Taxes"), have been properly accrued or paid by or at the Closing if then due and payable; and (iii) the reserves for Taxes contained in the Financial Statements are adequate to cover the tax liabilities of the Seller as of that date, and nothing other than tax on operations subsequent to the date of the Financial Statements has occurred subsequent to that date to make any of such reserves inadequate.

8.6  Title to Assets.
---------------------

Except as described in Schedule 1 of this Agreement, the Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear .of liens, pledges, charges, or encumbrances.

8.7  Litigation.
----------------

The Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against the Seller that might result in any material adverse change in the business or condition of Assets being conveyed under this Agreement.

8.8  Accuracy of Representations and Warranties.
------------------------------------------------

None of the representations or warranties of the Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.  The  Seller  knows  of no fact  that has  resulted,  or that in its reasonable judgment will result in a material change in the business, operations, or



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assets of the Seller that has not been set forth in this  Agreement or otherwise disclosed to the Purchaser.

Section 9. Representations of Purchaser.
----------------------------------------

The Purchaser represents and warrants to Seller as follows:


9.1  Authorization.
-------------------


The Purchaser has full authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Purchaser in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. No other corporate proceedings by the Purchaser will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of Purchaser, in accordance with its terms.

9.2  Accuracy of Representations and Warranties.
------------------------------------------------

None of the representations or warranties of the Purchaser contains or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Section 10. Conditions Precedent to Purchaser's Obligations.
------------------------------------------------------------

The obligation of the Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by the
Purchaser:

10.1 Representations, Warranties and Covenants of Seller.
---------------------------------------------------------

The representations and warranties of the Seller contained herein and the information contained in the Schedules and any other documents delivered by the Seller in connection with this Agreement shall be true and correct in all material respects at the Closing; and the Seller shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

10.2 Conditions of the Business.
--------------------------------

There shall have been no material adverse change in the manner of operation of the Seller's business prior to the Closing Date.



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10.3 No Suits or Actions.
-------------------------

At the  Closing  Date no suit,  action,  or other  proceeding  shall  have  been
threatened  or  instituted  to  restrain,   enjoin,  or  otherwise  prevent  the
consummation of this Agreement or the contemplated transactions.

Section 11. Conditions Precedent to Obligations of the Seller.
--------------------------------------------------------------

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller:

11.1 Representations, Warranties, and Covenants of Purchaser.
-------------------------------------------------------------

All representations and warranties made in this Agreement by the Purchaser shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and the Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

Section 12. Purchaser's Acceptance.
-----------------------------------

The Purchaser represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion of the value of the business. The Purchaser has not relied on any representations made by .the Seller other than those specified in this Agreement. The Purchaser further acknowledges that the Seller has not made any agreement or promise to repair or improve any of the leasehold improvements, equipment, or other real or personal property being sold to the Purchaser under this Agreement, and that the Purchaser takes all such property in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.

Section 13. Risk of Loss.
-------------------------

The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to the Purchaser under this Agreement shall be borne by the Seller to the time of Closing. In the event of such loss, damage, or destruction, the Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition prior to the damage If replacement, repairs, or restorations are not completed prior to Closing, then the purchase price shall be adjusted by an amount agreed upon by the Purchaser and the Seller that will be required to complete the replacement, repair, or restoration following Closing. If the Purchaser and the Seller are unable to agree, then the Purchaser, at its sole option and notwithstanding any other provision of this Agreement, upon notice to the Seller, may rescind this Agreement and declare it to be of no further force and




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effect,  in which event there shall be no Closing of this  Agreement and all the terms and provisions of this Agreement shall be deemed null and void. If, prior to Closing, any of the real properties that are included in the Assets are materially damaged or destroyed, then the Purchaser may rescind this Agreement in the manner provided above unless arrangements for repair satisfactory to all parties involved are made prior to Closing.

Section 14. Miscellaneous Provisions.
-------------------------------------

Section 14.1 Notices.
---------------------

Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to Seller at:

        14110 N. Dallas Parkway Suite 365
        Dallas, Texas 75254

Purchaser at:

        14110 N. Dallas Parkway Suite 365
        Dallas, Texas 75254


or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

Section 14.2 Survival.
----------------------

Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing.

Section 14.3 Waiver.
--------------------

The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

Section 14.4 Assignment.
------------------------

Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.



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Section 14.5 Law Governing.
---------------------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.


Section 14.5 Titles and Captions.
---------------------------------

All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 14.6 Entire Agreement.
------------------------------

This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 14.7 Agreement Binding.
-------------------------------

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 14.8 Further Action.
----------------------------

The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.9 Good Faith, Cooperation and Due Diligence.
-------------------------------------------------------

The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section 14.10 Counterparts.
---------------------------

This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

Section 14.11 Parties in Interest.
----------------------------------

Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 14.13 Savings Clause.
-----------------------------

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement,



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or the  application  of such  provision to persons or  circumstances  other than those as to which it is held invalid, shall not be affected thereby.


Signed as of April 1st, 2003.



Seller                                          Purchaser

G2 Companies, Inc.                              G2 Ventures, Inc.

By: /s/ Gust Kepler                             By: /s/ Gust Kepler
    ---------------                                 ---------------
    Gust Kepler, President                          Gust Kepler, President













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                                   SCHEDULE 1
                 TO SALE OF ASSETS AGREEMENT DATED APRIL 1, 2003

1.   Exclusive  Recording  Artist Agreement for artist One Up dated January 6th,
     2003.

2. Exclusive Recording Artist Agreement for Jeremiah Donnelly dated December 5, 2002.

3.   G2  Records  logo,   artwork,   trademarks,   web  domains  and  affiliated
     intellectual property.

4. G2 Records database, customer data, distributor lists, trade and industry contacts, and other proprietary data.

5.   All office equipment, furniture, computers, software and supplies.



















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                                   SCHEDULE 3
                 TO SALE OF ASSETS AGREEMENT DATED APRIL 1, 2003

  Accounts payable                      $ 1,059
  Officers advances                     $40.345
                                        -------
  Total liabilities                     $41,404





















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